Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2006 relating to the financial statements, which appears in the 2006 Annual Report to Shareholders of Auxilium Pharmaceuticals, Inc., which is incorporated by reference in Auxilium Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

June 26, 2006